Exhibit 3.1

State of Delaware
Secretary of State Division of Corporations FILED 02:00 PM 03/07/2001 010113617 - 2614702

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MASIMO CORPORATION,

a Delaware corporation

The undersigned, Joe E. Kiani and Bradley R Langdale hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of MASIMO CORPORATION, a Delaware corporation (the “Corporation”).

2. The Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on May 7,1996.

3. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on August 20, 1996.

4. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on December 2, 1997.

5. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on January 30, 1998.

6. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on May 1, 1998.

7. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on December 23, 1998.

8. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on September 13, 1999.

9. The Corporation’s Certificate of Amendment of Certificate of Incorporation was filed with the Delaware Secretary of State on May 15, 2000.

10. The Corporation’s Certificate of Amendment of Certificate of Incorporation was filed with the Delaware Secretary of State on September 6, 2000.

11. The Certificate of Incorporation of the Corporation is amended and restated hereby to read in full as follows:

ARTICLE I - NAME

The name of the Corporation is Masimo Corporation.

ARTICLE II - REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the Corporation’s registered agent at that address is Corporation Service Company, County of New Castle.

ARTICLE III - PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time.

ARTICLE IV - AUTHORIZED CAPITAL

The Corporation is authorized to issue two classes of shares to be designated respectively “Preferred Stock” and “Common Stock.” The total number of shares of Preferred Stock authorized is 12,500,000, $.001 par value. The total number of shares of Common Stock authorized is 23,500,000, $.001 par value.

The shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions to or imposed upon any wholly unissued series of the shares of Preferred Stock, and to fix or alter the number of shares comprising any such series and the designation thereof, or any of them, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, and to provide for rights and terms of redemption or conversion of the shares of any such series. The first series of Preferred Stock shall be comprised of 966,363 shares and shall be designated as “Series A Preferred Stock.” The second series of Preferred Stock shall be comprised of 1,125,000 shares and shall be designated as “Series B Preferred Stock.” The third series of Preferred Stock shall be comprised of 1,848,238 shares and shall be designated as “Series C Preferred Stock.” The fourth series of Preferred Stock shall be comprised of 1,500,000 shares and shall be designated as “Series D Preferred Stock.” The fifth series of Preferred Stock shall be comprised of 2,054,516 shares and shall be designated as “Series E Preferred Stock.” The sixth series of Preferred Stock shall be comprised of 3,042,604 shares and shall be designated as “Series F Preferred Stock.” The seventh series of Preferred Stock shall be comprised of 1,500,000 shares and shall be designated as “Series G Preferred Stock.”

A. Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Common Stock. The relative rights, preferences, restrictions, and other matters relating to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and the Common Stock or the holders thereof are as follows:

1. Dividends Rights of Preferred.

(a) The holders of Series 0 Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock shall be entitled to receive in any fiscal year, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $1.17 per share of Series G Preferred Stock, $0.99 per share of Series F Preferred Stock, $0.81 per share of Series E Preferred Stock, $0.63 per share of Series D Preferred Stock, $0.2934 per share of Series C Preferred Stock from the date of issuance through September 18, 1998 and thereafter at $0.4635 per share of Series C Preferred Stock, payable on a pari passu basis and in preference and priority to any payment of any cash dividend on Series B Preferred Stock, Series A Preferred Stock or Common Stock. The right to such cash dividends on the Series G Preferred Stock, Series F Preferred Stock, Series F, Preferred Stock, Series D Preferred Stock and Series C Preferred Stock shall be cumulative. No dividends may be paid on the Series B Preferred Stock, the Series A Preferred Stock or the Common Stock until accumulated dividends have been paid, or declared and set apart for payment as to each outstanding share of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock. The holders of Series B Preferred Stock shall be entitled to receive in any fiscal year, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $0.144 per share of Series B Preferred Stock payable in preference and priority to any payment of any cash dividend on Series A Preferred Stock or Common Stock, which dividend rate shall increase to $0.156 per share on and after December 21, 1993. The right to such cash dividends on the Series B Preferred Stock shall be cumulative from November 21, 1992. No dividends may be paid on the Series A Preferred Stock or the Common Stock until accumulated dividends have been paid, or declared and set apart for payment as to each outstanding share of Series B Preferred Stock. The holders of the Series A Preferred Stock shall be entitled to receive in any fiscal year, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $.09 per share of Series A Preferred Stock payable in preference and priority to any payment of any cash dividend on Common Stock. The right to such cash dividends on the Series A Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared in any prior year. No cash dividends shall be paid on any Common Stock unless all accumulated dividends on the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock have been paid and thereafter an equal dividend is paid with respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock equal to the aggregate amount of such dividends for all Common Stock into which each such share of Preferred Stock could then be converted.

2. Preference on Liquidation.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, distributions to the shareholders of the Corporation shall be made in the following manner:

(i) The holders of Series G Preferred Stock and Series F Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock, by reason of their ownership of such stock, an amount equal to (A) $13.00 for each share of Series G Preferred Stock then held by them (the “Series G Liquidation Value”) and $11.00 for each share of Series F Preferred Stock then held by them (the “Series F Liquidation Value”), as adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, plus (B) an amount equal to unpaid, accumulated cumulative dividends. If the assets and funds thus distributed among the holders of the Series G Preferred Stock and Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series G Preferred Stock and Series F Preferred Stock on a pari passu basis in proportion to the liquidation preference of the shares of Series G Preferred Stock and Series F Preferred Stock then held by them.

(ii) The holders of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series B Preferred Stock, Series A Preferred Stock or Common Stock, by reason of their ownership of such stock, an amount equal to (A) $9.00 for each share of Series E Preferred Stock then held by them (the “Series E Liquidation Value”), $7.00 for each share of Series D Preferred Stock then held by them (the “Series D Liquidation Value”) and $5.15 each share of Series C Preferred Stock then held by them (the “Series C Liquidation Value”), as applicable, each as adjusted for any stock: split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, plus (B) an amount equal to unpaid, accumulated cumulative dividends. If the assets and funds thus distributed among the holders of the Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock on a pari passu basis in proportion to the liquidation preference of the shares of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock then held by them.

(iii) The holders of Series B Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock or Common Stock, by reason of their ownership of such stock, an amount (the “Series B Liquidation Value”) equal to (A) $1.73 for each share of Series B Preferred Stock then held by them, adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, plus (B) an amount equal to unpaid, accumulated cumulative dividends. If the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series B Preferred Stock in proportion to the shares of Series B Preferred Stock then held by them.

(iv) The holders of the Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, by reason of their ownership of such stock, an amount (the “Series A Liquidation Value”) equal to (A) $1.10 for each share of Series A Preferred Stock then held by them, adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, plus (B) an amount equal to 9% per annum cumulative, commencing on the date on which the first shares of Series A Preferred Stock were issued. If the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series A Preferred Stock in proportion to the shares of Series A Preferred Stock then held by them.

(v) After payment has been made to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock of the full amount of the liquidation preference to which they shall be entitled under subsections (a)(i), (a)(ii), (a)(iii) and (a)(iv) above, the holders of Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, based on the shares of Common Stock into which the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, respectively, may be converted into, shall be entitled to receive the remaining assets of the Corporation on a pro rata basis based on the number of shares of Common Stock (plus Common Stock issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock) then held by them. The right of holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock to participate in distributions under this paragraph is limited by Section A.2(b) of Article IV below.

(b) A consolidation or merger of this Corporation with or into any other corporation or corporations, or the sale, transfer or other disposition of all or substantially all of the assets of this Corporation in which more than 50% of the voting power of the Corporation (a “Sale Transaction”) is disposed of shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2. Notwithstanding the above, the liquidation preference right of Series B Preferred Stock to share ratably with Common Stock pursuant to Section A.2(a)(v) of Article IV above as a result of a Sale Transaction shall not apply to a Sale Transaction for a total value in excess of $20,000,000, in which case any distribution made pursuant to Section A.2(a)(v) of Article IV above shall be made to the holders of Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock only. Notwithstanding the above, the liquidation preference right of Series C Preferred Stock to share ratably with Common Stock pursuant to Section A.2(a)(v) of Article IV above as a result of a Sale Transaction shall not apply to a Sale Transaction for a total value in excess of $40,000,000, in which case any distribution made pursuant to Section A.2(a)(v) of Article IV above shall be made to the holders of Common Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock only. Notwithstanding the above, the liquidation preference right of

Series D Preferred to share ratably with Common Stock pursuant to Section A.2(a)(v) of Article IV above as a result of a Sale Transaction shall not apply to a Sale Transaction for a total value in excess of $75,000,000, in which case any distribution made pursuant to Section A.2(a)(v) of Article IV above shall be made to the holders of Common Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock only. Notwithstanding the above, the liquidation preference right of Series E Preferred to share ratably with Common Stock pursuant to Section A.2(a)(v) of Article IV above as a result of a Sale Transaction shall not apply to a Sale Transaction for a total value in excess of $100,000,000, in which case any distribution made pursuant to Section A.2(a)(v) of Article IV above shall be made to the holders of Common Stock, Series F Preferred Stock and Series G Preferred Stock only. Notwithstanding the above, the liquidation preference right of Series F Preferred Stock and Series G Preferred Stock to share ratably with Common Stock pursuant to Section A2(a)(v) of Article IV above as a result of a Sale Transaction shall not apply to a Sale Transaction for a total value in excess of $150,000,000, in which case any distribution made pursuant to Section A.2(a)(v) of Article IV above shall be made to the holders of Common Stock only.

(c) In the event the Corporation shall propose to take any action of the type described in this Section 2, the Corporation shall, within ten (10) days after the date of the Board of Directors approves such action or twenty (20) days prior to any stockholders’ meeting called to approve such action, whichever is earlier, give each holder of shares of the Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of the Preferred Stock upon consummation of the proposed action and the proposed date of delivery thereof. If any material change in the facts set forth in the notice shall occur, the Corporation shall promptly give written notice to each holder of shares of the Preferred Stock of such material change.

(d) The Corporation shall not consummate any proposed action of the type described in this Section 2 before the expiration of thirty (30) days after the mailing of the initial written notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided, however, that any such 30-day or 10-day period may be shortened upon the, written consent of the holders of a majority of the outstanding shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, each such series voting as a separate class, and of the Series F Preferred Stock and Series G Preferred Stock, such series voting together as a single class.

(e) If the Corporation shall propose to take any action of the type described in this Section 2 which will involve the distribution of assets other than cash, the Corporation shall upon the written request of holders of 2/3 of the outstanding shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, or the Series E Preferred Stock, each such series voting as a separate class, or of the Series F Preferred Stock and the Series G Preferred Stock, such series voting together as a single class, promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of shares of the Preferred Stock and the Common Stock. The Corporation shall, upon receipt of such appraiser’s valuation, give prompt written notice of the appraiser’s valuation to each holder of shares of the Preferred Stock.

3. Voting.

(a) Voting for Directors.

(i) The holders of the shares of Series A Preferred Stock and Series B Preferred Stock, voting separately as one class, shall be entitled to elect one director.

(ii) The holders of the shares of the Series C Preferred Stock, voting separately as one class, shall be entitled to elect one director.

(iii) The holders of the shares of Common Stock, voting separately as one class, shall be entitled to elect two directors.

(iv) Any directors other than those elected pursuant to this section 3(a)(i)-(iii) (the “Additional Directors”) shall be elected by the votes of the holders of Preferred Stock and Common Stock, voting as a single class.

(v) Any vacancy occurring on the Board because of the death, resignation or removal of a director elected by the holders of the Series A and Series B Preferred Stock, Series C Preferred Stock or Common Stock, respectively, voting as separate classes pursuant to subparagraphs (i), (ii) or (iii) above, shall be filled by the vote or written consent of the holders of a majority of the class of stock which had the right to elect such director under subparagraphs (i), (ii) or (iii) above, or in the absence of action by such holders, by action of the remaining director, if any, elected by such holders, respectively.

(vi) A director may be removed from the Board with or without cause by a vote or consent of the holders of the outstanding class with voting power entitled to elect him or her in accordance with the Delaware General Corporations Law.

(b) All Other Matters. On all matters, except as otherwise required by law or as set forth herein, all of the shares of Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be voted with the shares of the Corporation’s Common Stock as one class at any annual or special meeting of shareholders of the Corporation, or may act by written consent in the same manner as the Corporation’s Common Stock upon the following basis: each holder of shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock. the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be entitled to such number of votes for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock held by such holder on the record date fixed for such meeting or on the effective date of such written consent, as shall be equal to the whole number of shares of the Corporation’s Common Stock into which all of his or her shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

4. Conversion Rights. The holders of Preferred Stock shall have conversion rights as follows:

(a) Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time into the number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing $1.10 in the case of Series A Preferred Stock, $1.73 in the case of Series B Preferred Stock, $5.15 in the case of Series C Preferred Stock, $7.00 in the case of Series D Preferred Stock, $9.00 in the case of the Series E Preferred Stock, $11.00 in the case of the Series F Preferred Stock and $13.00 in the case of the Series G Preferred Stock by the applicable Conversion Price in effect at the time of the conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall initially be $1.10, $1.73, $5.15, $7.00, $9.00, $11.00 and $13.00, respectively, subject to adjustment as provided herein.

(b) Each share of Series G Preferred Stock and Series F Preferred Stock shall be converted into Common Stock automatically at the closing of the sale of the Corporation’s securities pursuant to a firm commitment underwritten public offering from which the Corporation receives net proceeds of not less than $10,000,000 at a purchase price of not less than $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like). Each share of Series E Preferred Stock shall be converted into Common Stock automatically at the closing of the sale of the Corporation’s securities pursuant to a firm commitment underwritten public offering from which the Corporation receives net proceeds of not less than $10,000,000 at a purchase price of not less than $11.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like). Each share of Series D Preferred Stock shall be converted into Common Stock automatically at the closing of the sale of the Corporation’s securities pursuant to a firm commitment underwritten public offering from which the Corporation receives net proceeds of not less than $10,000,000 at a purchase price of not less than $10.00 per share (as adjusted for stock splits. stock dividends, reorganizations and the like). Each share of Series C Preferred Stock shall be converted into Common Stock automatically at the closing of the sale of the Corporation’s securities pursuant to a firm commitment underwritten public offering from which the Corporation receives net proceeds of not less than $10,000,000 at a purchase price of not less than $9.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like). Each share of Series B Preferred Stock shall be converted into Common Stock automatically at the closing of the sale of the Corporation’s securities pursuant to a firm commitment underwritten public offering from which the Corporation receives net proceeds of not less than $10,000,000 at a purchase price of not less than $9.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like). Each share of Series A Preferred Stock shall be converted into Common Stock automatically in the manner provided herein upon the earlier to occur of (i) the written election by holders of two thirds of the outstanding shares of Series A Preferred Stock to convert such shares of Series A Preferred Stock; or (ii) the actual conversion of 2/3 of the maximum number of shares of Series A Preferred Stock previously outstanding at any time; or (iii) the closing of the sale of the Corporation’s securities pursuant to a firm commitment underwritten public offering from which the Corporation receives gross proceeds of not less than $10,000,000 at a purchase price of not less than $9.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like).

(c) In the case of a conversion pursuant to Section 4(a) hereof, before any holder of Preferred Stock shall be entitled to convert the same into Common Stock such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such holder certificates for the number of whole shares of Common Stock to which such holder shall be entitled. No fractional shares of Common Stock shall be issued by the Corporation and all such fractional shares shall be disregarded. In lieu thereof, the Corporation shall pay in cash the fair market value of such fractional share as determined by the Board of Directors of the Corporation. Such conversion shall be deemed to have been made as of the date of such surrender of the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

(d) In case the Corporation shall at any time (i) subdivide the outstanding Common Stock, or (ii) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments in the Conversion Price of each series of Preferred Stock). In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of each series of Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments in the Conversion Price of the Preferred Stock). All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

(e) In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Preferred Stock immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

(f) In case:

(i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

(ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

(iii) the Corporation shall effect a capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock), consolidation or merger of the Corporation (other than a merger or reorganization in which the Corporation is not the continuing or surviving entity);

then, and in any such case, the Corporation shall cause to be mailed to the holders of its outstanding Preferred Stock, at least twenty (20) days prior to the date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or such action is to be taken in connection with such reorganization, reclassification, merger or consolidation.

(g) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and shareholder action), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

(h) Upon the issuance by the Corporation (other than issuances described in subsections (d) and (e) of this Section 4) of Common Stock, or any right or option to purchase Common Stock, or any obligation or any shares of stock convertible into or exchangeable for Common Stock for a consideration per share less than the Conversion Price of each series of Preferred Stock in effect immediately prior to the time of such issue or sale other than the issuance of shares of Common Stock upon conversion of any Preferred Stock, then forthwith upon such issue or sale, the Conversion Price of the Preferred Stock will be adjusted as follows:

(i) with respect to the Series G Preferred Stock, (A) if the consideration per share in such subsequent issuance is greater than or equal to $11.00 per share, then the Conversion Price for the Series G Preferred Stock in effect immediately prior to the time of such subsequent issuance shall forthwith be adjusted to a price equal to the consideration per share in such subsequent issuance, or (B) if the consideration per share for such issuance is less than $11.00 per share, then the Conversion Price for the Series G Preferred Stock in effect immediately prior to the time of such subsequent issuance shall forthwith be adjusted to $11.00 and then further adjusted on a weighted average basis as provided for in subsection (h)(iii) of this Section 4,

(ii) with respect to the Series F Preferred Stock, (A) if the consideration per share in such subsequent issuance is greater than or equal to $9.00 per share, then the Conversion Price for the Series F Preferred Stock in effect immediately prior to the time of such subsequent issuance shall forthwith be adjusted to a price equal to the consideration per share in-such subsequent issuance, or (B) if the consideration per share for such issuance is less than $9.00 per share, then the Conversion Price for the Series F Preferred Stock in effect immediately prior to the time of such subsequent issuance shall forthwith be adjusted to $9.00 and then further adjusted on a weighted average basis as provided for in subsection (h)(iii) of this Section 4, and

(iii) with respect to each series of Preferred Stock, to a price (calculated to the nearest cent) by dividing an amount equal to the (A) sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the Preferred Stock, (2) the number of shares of Common Stock issuable upon conversion of any shares of stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the Preferred Stock, and (3) an amount equal to the aggregate consideration received by the Corporation upon such issue or sale, by (B) the sum of the number of shares of Common Stock outstanding immediately after such issue or sale and the maximum number of shares of Common Stock (without taking into account any adjustment in such number resulting from such issue or sale) issuable upon conversion of any shares of stock of the Corporation outstanding immediately after such issue or sale.

For purposes of this subsection (h) the following provisions shall be applicable:

(1) In the case of an issuance or sale for cash of shares of Common Stock, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid or incurred by the Corporation.

(2) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as reasonably determined by the Board of Directors.

(3) In case of the issuance by the Corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, at a consideration per share (as computed below) less than the Conversion Price in effect immediately prior to the date of the offering of such rights or the granting of such options, as the case may be, the maximum number of shares of Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed to be issued or sold as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the consideration actually received by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

(4) In case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, at a consideration per share (as computed below) less than the applicable Conversion Price in effect immediately prior to the date such obligation or shares are issued, the maximum number of shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the consideration received by the Corporation for such additional shares of Common Stock shall be deemed to be the total of (X) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (Y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

(5) The amount of the consideration received by the Corporation upon the issuance of any rights or options referred to in subsection (3) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (4) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (h)(i), (ii) and (iii) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock. On the expiration of any rights or options referred to in subsection (3), or the termination of any right of conversion or exchange referred to in subsection (4), the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

(6) Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of (i) the sale or issuance by the Corporation of shares of Common Stock or rights or options to purchase shares of Common Stock (as adjusted for stock splits, stock dividends, reorganizations and the like), to officers, directors, employees and consultants of the Corporation in connection with the performance of services to the extent such sale or issuance is approved by the Corporation’s Board of Directors, (ii) the conversion of shares of Preferred Stock. (iii) the sale or issuance by the Corporation of shares of Common Stock or rights or options to purchase shares of Common Stock in connection with an equipment lease financing, (iv) with respect to the Series A Preferred Stock, solely as a result of an adjustment of the Conversion Price of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock, and with respect to the Series B Preferred Stock, solely as a result of an adjustment of the Conversion Price of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock, and with respect to the Series C Preferred Stock, solely as a result of an adjustment of the Conversion Price of the Series A

Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock, and with respect to the Series D Preferred Stock solely as a result of an adjustment of the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock, and with respect to the Series E Preferred Stock solely as a result of an adjustment of the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock, and with respect to the Series F Preferred Stock solely as a result of an adjustment of the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or the Series G Preferred Stock, or (v) with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and/or the Series G Preferred Stock, in a financing in which the holders of such Preferred Stock, each series of Preferred Stock treated separately as a group, do not buy their pro rata share of the securities being sold by the Corporation pursuant to the Certificate of Incorporation, the provisions of the Series B Preferred Stock Purchase Agreement dated as of December 10, 1993, Series C Preferred Stock Purchase Agreement dated as of September 18, 1993, Series D Preferred Stock Purchase Agreement dated as of August 20, 1996 or Series E Preferred Stock Purchase Agreement dated as of December 3, 1997, First Amended and Restated Series E Preferred Stock Purchase Agreement dated as of December 19, 1997, Second Amended and Restated Series E Preferred Stock Purchase Agreement dated as of January 26, 1998, Third Amended and Restated Series E Preferred Stock Purchase Agreement dated as of January 30, 1998, and Colin Corporation Series E Preferred Stock Purchase Agreement dated as of April 30, 1998. For purposes of this Section A.4.(h)(6), “pro rata share” shall be equal to the ratio of the number of shares of Common Stock into which the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, respectively, have been or are convertible and which are held by such holders immediately preceding the issuance of Securities to the total number of shares of Common Stock and Preferred Stock (on a converted basis) then outstanding.

Notwithstanding the foregoing, in the event that the Corporation shall not be required to make any adjustment of the Conversion Price with respect to a series of Preferred Stock on account of the occurrence of the event described in Section A.4(h)(6)(v), any holders of Preferred Stock of such series who shall have purchased their pro rata shares of the securities being sold in connection with such financing shall be entitled to receive newly issued shares of Common Stock from the Corporation. The number of shares of Common Stock to be issued to each such holder of Preferred Stock shall be computed by dividing: (i) an amount equal to the Conversion Price in effect with respect to such series of Preferred Stock immediately prior to the closing of the financing minus an amount equal to the Conversion Price which would have been in effect with respect to such series had such series been entitled to an adjustment pursuant to Section A.4(h)(6)(v), by (ii) an amount equal to the Conversion Price which would have been in effect with respect to such series had such series been entitled to an adjustment pursuant to Section A.4(h)(6)(v), and multiplying the quotient of (i) and (ii) by the number of shares of such series of Preferred Stock owned by such holder prior to the closing of the financing. The Corporation shall not be required to make any adjustment to the Conversion Price in the case of Common Stock issued pursuant to this paragraph.

(i) Upon any conversion of Preferred Stock pursuant to this Section 4, the shares of Preferred Stock which are converted shall not be reissued. Upon conversion of all of the then outstanding Preferred Stock, Sections 1 through 6 of this Article IV shall be void and shares of Preferred Stock shall not be deemed outstanding for any purpose whatsoever.

(j) Upon the occurrence of each adjustment or readjustment of the Conversion Price for any Preferred Stock pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

(k) In the event the Corporation at any time or from time to time makes, or fixes a record date for the termination of holders of Common Stock entitled to receive any distribution payable in securities or other property of the Corporation other than Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities and other property of the Corporation which they would have received had their shares of Preferred Stock been converted into shares of Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of Preferred Stock.

(l) Any notices required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, first class, postage prepaid and addressed to each holder of record at its address appearing on the books of the Corporation.

5. Mandatory Redemption.

On December 10, 2005, the Corporation shall redeem one-third (1/3) of the shares of Series B Preferred Stock then outstanding, one-third (1/3) of the shares of Series C Preferred Stock then outstanding, one-third (1/3) of the shares of Series D Preferred Stock then outstanding, one-third (1/3) of the shares of Series E Preferred Stock then outstanding, one-third (1/3) of the Series F Preferred Stock then outstanding and one-third (1/3) of the Series G Preferred Stock then outstanding and on each of December 10, 2006 and December 10, 2007, the Company will redeem one-third (1/3) of the number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, respectively, which were outstanding an December 10, 2005 at a redemption price for the shares of Series B Preferred Stock of $1.73 per share, plus any accrued and unpaid dividends, a redemption price for the shares of Series C Preferred Stock of $5.15 per share, plus any accrued and unpaid dividends, a redemption price for the shares of Series D Preferred Stock of $7.00 per share, plus any accrued and unpaid dividends, a redemption price for the shares of Series E Preferred Stock of $9.00 per share, plus any accrued and unpaid dividends, a redemption price for the shares of Series F Preferred Stock of $11.00 per share, plus any accrued and unpaid dividends and a redemption price for the shares of Series G Preferred Stock of $13.00 per share, plus any accrued and unpaid dividends. The shares of Series F Preferred Stock and Series G Preferred Stock shall be redeemed in preference and priority to any redemption of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. If there shall be insufficient funds legally available for such redemption of the Series F Preferred Stock and Series G Preferred Stock, then all funds legally available therefor shall be used to redeem shares of Series F Preferred Stock and Series G Preferred Stock on a pari passu basis in proportion to the redemption price of such shares. If after redemption of the Series F Preferred Stock and Series G Preferred Stock, there shall be insufficient funds legally available to redeem the Series B, Series C, Series D and Series E Preferred Stock, then all funds legally available therefor shall be used to redeem shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E preferred Stock on a pari passu basis in proportion to the redemption price of such shares. On or after the foregoing redemption dates, each holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall surrender his certificate or certificates representing such shares to the office of the transfer agent for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock. Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, respectively (or to the principal office of the Corporation if the Corporation serves as its own transfer agent), and thereupon the redemption price of such a share shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. From and after the foregoing redemption dates, unless there shall have been a default in payment of the redemption price, all rights of the holders of such shares as holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock of the Corporation (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

6. Changes.

So long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding, each such series voting as a separate class, and of Series F Preferred Stock and Series G Preferred Stock outstanding, such series voting together as a single class: (1) alter or change any of the powers, preferences, privileges or rights of, or create or issue any securities having a preference over or senior to, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock; (2) increase the authorized number of shares of Series A Preferred

Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock; (3) amend the provisions of this Section 6; (4) undertake or effect any consolidation or merger of the Corporation with or into another corporation or any acquisition by or the conveyance of all or substantially all of the assets of the Corporation to another person; (5) pay any dividends to the holders of Common Stock; (6) amend the Certificate of Incorporation or Bylaws of the Corporation; or (7) repurchase or redeem any outstanding securities of the Corporation other than upon termination of employees pursuant to agreements containing vesting provisions approved by the Board of Directors.

7. Additional Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock Provisions.

(a) So long as shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are outstanding, the Corporation shall furnish the following reports to each holder of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock: Within 90 days after the end of each fiscal year and within 45 days after the end of each fiscal quarter, consolidated balance sheets of the Corporation and its subsidiaries, if any, as of the end of such period, and consolidated statements of income and changes in financial position of the Corporation and its subsidiaries, if any, for such period, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the equivalent period of the previous fiscal year. The annual statements shall be certified by a nationally recognized accounting firm. All such reports to holders of Series F Preferred Stock or Series G Preferred Stock shall be accompanied by management’s discussion and analysis thereof.

(b) So long as shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are outstanding, unless the holders of a majority of the total number of shares of Series C Preferred Stock, the holders of a majority of the total number of shares of Series D Preferred Stock, the holders of a majority of the total number of shares of Series E Preferred Stock, the holders of a majority of the total number of shares of Series F Preferred Stock, and the holders of a majority of the total number of shares of Series G Preferred Stock outstanding shall have waived the provisions of this Section 7(b) as applicable, each holder of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have the right to purchase, pro rata, a portion of any New Securities (as defined below) which the Corporation may, from time to time, propose to sell and issue. A holder’s pro rata share, for purposes of this right to maintain, is the ratio of the number of shares of Common Stock into which the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are convertible and which are held by such holder immediately preceding the issuance of New Securities to the total number of shares of Common Stock and Preferred Stock (on an as converted basis), then outstanding. This right to maintain shall be subject to the following provisions:

(1) “New Securities” shall mean any capital stock of the Corporation whether or not now authorized, and any rights, options or warrants to purchase capital stock and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term “New Securities” does not include (i) securities issuable upon exercise or conversion of securities outstanding on the date of issuance of Series G Preferred Stock; (ii) the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock or the Common Stock into which any of such shares are convertible; (iii) securities issued pursuant to a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act at a public offering price of not less than $9.00 per share for the Series C Preferred Stockholders, $10 per share for the Series D Preferred Stockholders, $11 per share for the Series E Preferred Stockholders and $14.00 per share for the Series F Preferred Stockholders and the Series G Preferred Stockholders and pursuant to which the Corporation receives net proceeds of not less than $10,000,000 (an “IPO”); (iv) securities issued pursuant to the Corporation’s acquisition of another corporation or other entity by merger, purchase of assets or other reorganization or acquisition; (v) securities issued to employees, directors and consultants of the Corporation pursuant to plans and arrangements approved by the Board of Directors; (vi) securities issued in connection with lease financing arrangements or strategic partnerships approved by the Board of Directors; and (vii) securities issued in connection with any stock split, stock dividend or recapitalization of the Corporation.

(2) In the event the Corporation proposes to undertake an issuance of New Securities and after it has received a bona fide offer to purchase such New Securities, it shall give each holder written notice of its intention, describing the type of New Securities, the price and general terms upon which the Corporation proposes to issue the same. Each holder shall have fifteen (15) business days from the date of receipt of any such notice to agree to purchase any amount of New Securities up to such holder’s pro rata share of such New Securities as well as its pro rata share of any shares not purchased by other holders for the price and upon the general terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

(3) In the event any holder fails to exercise in full the right to maintain within said fifteen (15) business day period, the Corporation shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of new Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell New Securities in respect to which the holder’s option was not exercised, at the price and upon the terms specified in the Corporation’s notice.

ARTICLE V - LIMITATION OF DIRECTORS’ LIABILITY

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of

Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article V by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

12. The foregoing Amended and Restated Certificate of Incorporation has been approved by the Board of Directors by written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware.

13. The foregoing Amended and Restated Certificate of Incorporation has been approved by the stockholders of the Corporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

14. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, MASIMO CORPORATION has caused this certificate to be signed by the undersigned and the undersigned have executed this certificate and do affirm the foregoing as true under penalty of perjury this 7th day of March 2001.

/s/ Joe E. Kiani
Joe E. Kiani, President

/s/ Bradley R. Langdale
Bradley R. Langdale, Secretary

State of Delaware

Secretary of State

Division of Corporations

Delivered 07:51 PM 05/03/2005

FILED 07:46 PM 05/03/2005

SRV 050359837 - 2614702 FILE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MASIMO CORPORATION

The undersigned, Bradley R. Langdale, hereby certifies as follows:

15. He is the duly elected, qualified and acting Chief Financial Officer and Secretary of Masimo Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”).

16. The first sentence of Section A.5 of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

“On June 10, 2006, the Corporation shall redeem one-third (1/3) of the shares of Series B Preferred Stock then outstanding, one-third (1/3) of the shares of Series C Preferred Stock then outstanding, one-third (1/3) of the shares of Series D Preferred Stock then outstanding, (1/3) of the shares of Series E Preferred Stock then outstanding, one-third (1/3) of the shares of Series F Preferred Stock then outstanding and one-third (1/3) of the shares of Series G Preferred Stock then outstanding; and on each of December 10, 2006 and December 10, 2007, the Company will redeem one-third (1/3) of the number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, respectively, which were outstanding on June 10, 2006 at a redemption price for the shares of Series B Preferred Stock of $1.73 per share, plus any accrued and unpaid dividends, a redemption price for the shares of Series C Preferred Stock of $5.15 per share, plus any accrued and unpaid dividends, a redemption price for the shares of Series D Preferred Stock of $7.00 per share, plus any accrued and unpaid dividends, a redemption price for the shares of Series E Preferred Stock of $9.00 per share, plus any accrued and unpaid dividends, a redemption price for the shares of Series F Preferred Stock of $11.00 per share, plus any accrued and unpaid dividends, and a redemption price for the shares of Series G Preferred Stock of $13.00 per share, plus any accrued and unpaid dividends.”

17. The amendment set forth herein has been duly approved and adopted by the Board of Directors of this Corporation.

18. The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute were voted in favor of the amendment.

19. Such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

(Signature page follows)

IN WITNESS WHEREOF, Masimo Corporation has caused this certificate to be signed by Bradley R. Langdale, its Executive Vice President, Chief Financial Officer and Secretary, this 29th day of April, 2005.

/s/ Bradley R. Langdale
Bradley R. Langdale, Chief Financial Officer and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:33 PM 03/07/2006
FIELD 10:33 PM 03/07/2006
SRV 060225683 – 2614702 FILE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MASIMO CORPORATION

The undersigned, Bradley R. Langdale, hereby certifies as follows:

1. He is the duly elected, qualified and acting Chief Financial Officer and Secretary of Masimo Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”).

2. Section A.I of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, is hereby amended by adding the following sentence to the end of such section:

“Notwithstanding the foregoing, when, as and if declared by the Board of Directors, the Corporation may pay out of any assets at the time legally available therefor, a special cash dividend of up to $11.50 per share to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G preferred Stock, on an as-converted to Common Stock basis (the “Special Dividend”) Once declared, the Special Dividend shall be payable prior to any other dividend payable on the Preferred Stock or Common Stock and may be paid in one or more installments as determined by the Board of Directors. The dividend preferences and priorities of the Preferred Stock as set forth in this Section A.1 are limited by the Special Dividend such that the Corporation shall not be required to pay or declare and set apart for payment the accrued dividends on the Preferred Stock as a condition to payment of the Special Dividend. The Special Dividend, however, will reduce the dividends which have accrued with respect to the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock as of the record date of the Special Dividend in an amount equal to the Special Dividend received by such holder, but not below zero (0). To the extent applicable, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to the Special Dividend.”

3. Section A.5 of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, is hereby deleted.

4. The amendments set forth herein have been duly approved and adopted by the Board of Directors of this Corporation.

5. The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute were voted in favor of the amendments.

6. Such amendments were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

(Signature Page Follows)

IN WITNESS WHEREOF, Masimo Corporation has caused this certificate to be signed by Bradley R. Langdale, its CEO & Secretary this 6th day March, 2006.

/s/ Bradley R. Langdale
Bradley R. Langdale, Chief Financial
Officer and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 08:09 PM 12/28/2006 FILED 07:49 PM 12/28/2006 SRV 061198311 - 2614702 FILE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MASIMO CORPORATION

The undersigned, Mark de Raad, hereby certifies as follows:

1. He is the duly elected, qualified and acting Executive Vice President, Chief Financial Officer and Secretary of Masimo Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”).

2. Section A.l of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, is hereby amended by adding the following sentence to the end of such section:

“Notwithstanding the foregoing, when, as and if declared by the Board of Directors, the Corporation may pay out of any assets at the time legally available therefor, (i) an additional special cash dividend of up to $1.404 per share to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, on an as-converted to Common Stock basis (the “First Additional Special Dividend”); and (ii) an additional special cash dividend of up to $0.87 per share to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, on an as-converted to Common Stock basis (the “Second Additional Special Dividend”). Once declared, the First Additional Special Dividend and the Second Additional Special Dividend, as applicable, shall be payable prior to any other dividend payable on the Preferred Stock or Common Stock and may be paid in one or more installments as determined by the Board of Directors. The dividend preferences and priorities of the Preferred Stock as set forth in this Section A.l are limited by the First Additional Special Dividend and the Second Additional Special Dividend such that the Corporation shall not be required to pay or declare and set apart for payment the accrued dividends on the Preferred Stock as a condition to payment of the First Additional Special Dividend or the Second Additional Special Dividend. The First Additional Special Dividend and the Second Additional Special Dividend, however, will reduce the dividends which have accrued with respect to the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock as of the record date of the First Additional Special Dividend and the Second Additional Special Dividend, as applicable, in an amount equal to the First Additional Special Dividend and the Second Additional Special Dividend, respectively, received by such holder, but not below zero (0). To the extent applicable, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to the First Additional Special Dividend or the Second Additional Special Dividend.”

3. The amendment set forth herein has been duly approved and adopted by the Board of Directors of the Corporation.

4. The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute and the Corporation’s Amended and Restated Certificate of Incorporation were voted in favor of the amendment set forth herein.

5. Such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

(Signature Page Follows)

IN WITNESS WHEREOF, Masimo Corporation has caused this Certificate of Amendment to be signed by Mark de Raad, its Executive Vice President, Chief Financial Officer and Secretary, this 28th day of December, 2006.

/s/ MARK DE RAAD
Mark de Raad, Executive Vice President, Chief Financial Officer and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:31 PM 06/25/2007
FILED 06:19 PM 06/25/2007
SRV 070748652 – 2614702 FILE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MASIMO CORPORATION

The undersigned, Mark P. de Raad, hereby certifies as follows:

1. He is the duly elected, qualified and acting Executive Vice President and Chief Financial Officer of Masimo Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”).

2. The first paragraph of Article IV – Authorized Capital of the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), is hereby amended and restated in its entirety to read as follows:

“The Corporation is authorized to issue two classes of shares to be designated respectively “Preferred Stock” and “Common Stock.” The total number of shares of Preferred Stock authorized is 12,500,000, $.001 par value. The total number of shares of Common Stock authorized is 77,500,000, $.001 par value.”

3. Article IV – Authorized Capital of the Certificate is hereby further amended to add the following paragraph as the new third full paragraph of such Article IV – Authorized Capital:

“Upon the effectiveness of this Certificate of Amendment, each issued and outstanding share of Common Stock of the Corporation shall, automatically and without any action on the part of the holder thereof, be divided and converted into three (3) shares of Common Stock (the “Stock Split”).”

4. Clause (iii) of Section A.7.(b)(1) of Article IV – Authorized Capital of the Certificate is hereby amended and restated in its entirety to read as follows:

“(iii) securities issued pursuant to a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act at a public offering price of not less than: (i) $9.00 per share, as adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, including the Stock Split, for the Series C Preferred Stockholders; (ii) $10.00 per share, as adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, including the Stock Split, for the Series D Preferred Stockholders; (iii) $11.00 per share, as adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, including the Stock Split, for the Series E Preferred Stockholders; and (iv) $14.00 per share, as adjusted for any stock split, combination, consolidation, or stock

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distributions or stock dividends with respect to such shares, including the Stock Split, for the Series F Preferred Stockholders and the Series G Preferred Stockholders, and in each case pursuant to which the Corporation receives net proceeds of not less than $10,000,000 (an “IPO”);”.

5. The amendments set forth herein have been duly approved and adopted by the Board of Directors of the Corporation.

6. The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute and the Certificate were voted in favor of the amendments set forth herein.

7. Such amendments were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

(Signature Page Follows)

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IN WITNESS WHEREOF, Masimo Corporation has caused this Certificate of Amendment to be signed by Mark P. de Raad, its Executive Vice President and Chief Financial Officer, this 25th day of June, 2007.

/s/ Mark P. de Raad
Mark P. de Raad Executive Vice President & Chief Financial Officer

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